AMENDMENT NO. 5
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, between AIM Sector Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, AIM Sector Funds is now named AIM Sector Funds (Invesco Sector Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Energy Fund	Invesco Energy Fund
AIM Financial Services Fund	Invesco Financial Services Fund
AIM Gold & Precious Metals Fund	Invesco Gold & Precious Metals Fund
AIM Leisure Fund	Invesco Leisure Fund
AIM Technology Fund	Invesco Technology Fund
AIM Utilities Fund	Invesco Utilities Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Sector Funds in the Agreement are hereby deleted and replaced with AIM Sector Funds (Invesco Sector Funds).

2.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Energy Fund	November 25, 2003

Invesco Financial Services Fund	November 25, 2003

Invesco Gold & Precious Metals Fund	November 25, 2003

Invesco Leisure Fund	November 25, 2003

Invesco Technology Fund	November 25, 2003

Invesco Utilities Fund	November 25, 2003

Name of Fund	Effective Date of Advisory Agreement
Invesco Mid-Cap Value Fund	February 12, 2010

Invesco Small-Mid Special Value Fund	February 12, 2010

Invesco Special Value Fund	February 12, 2010

Invesco Technology Sector Fund	February 12, 2010

Invesco U.S. Mid Cap Value Fund	February 12, 2010

Invesco U.S. Small Cap Value Fund	February 12, 2010

Invesco U.S. Small/Mid Cap Value Fund	February 12, 2010

Invesco Value Fund	February 12, 2010

Invesco Value II Fund	February 12, 2010

Invesco Van Kampen American Value Fund	February 12, 2010

Invesco Van Kampen Capital Growth Fund	February 12, 2010

Invesco Van Kampen Comstock Fund	February 12, 2010

Invesco Van Kampen Enterprise Fund	February 12, 2010

Invesco Van Kampen Mid Cap Growth Fund	February 12, 2010

Invesco Van Kampen Small Cap Value Fund	February 12, 2010

Invesco Van Kampen Technology Fund	February 12, 2010

Invesco Van Kampen Utility Fund	February 12, 2010

Invesco Van Kampen Value Opportunities Fund	February 12, 2010

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco Energy Fund
Invesco Financial Services Fund
Invesco Gold & Precious Metals Fund
Invesco Leisure Fund
Invesco Technology Fund
Invesco Utilities Fund

Net Assets	Annual Rate
First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%
Invesco Mid-Cap Value Fund

Net Assets	Annual Rate
First $1 billion	0.72%
Over $1 billion	0.65%
Invesco Small-Mid Special Value Fund
Invesco U.S. Small/Mid Cap Value Fund

Net Assets	Annual Rate
All Assets	0.67%
Invesco Special Value Fund
Invesco U.S. Small Cap Value Fund
Invesco Van Kampen Small Cap Value Fund

Net Assets	Annual Rate
First $500 million	0.67%
Next $500 million	0.645%
Over $1 billion	0.62%

Invesco Technology Sector Fund

Net Assets	Annual Rate
First $500 million	0.67%
Next $2.5 billion	0.645%
Over $3 billion	0.62%
Invesco U.S. Mid Cap Value Fund
Invesco Van Kampen American Value Fund

Net Assets	Annual Rate
First $1 billion	0.72%
Over $1 billion	0.65%
Invesco Value Fund

Net Assets	Annual Rate
First $1 billion	0.42%
Next $1 billion	0.37%
Next $1 billion	0.32%
Over $3 billion	0.27%
Invesco Value II Fund
Invesco Van Kampen Capital Growth Fund
Invesco Van Kampen Comstock Fund
Invesco Van Kampen Enterprise Fund

Net Assets	Annual Rate
First $1 billion	0.50%
Next $1 billion	0.45%
Next $1 billion	0.40%
Over $3 billion	0.35%
Invesco Van Kampen Mid Cap Growth Fund
Invesco Van Kampen Value Opportunities Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Over $1 billion	0.65%

Invesco Van Kampen Technology Fund

Net Assets	Annual Rate
First $500 million	0.90%
Next $500 million	0.85%
Over $1 billion	0.80%
Invesco Van Kampen Utility Fund

Net Assets	Annual Rate
First $500 million	0.65%
Next $500 million	0.60%
Over $1 billion	0.55%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

3.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

Attest:	/s/ Stephen R. Rimes Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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